UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 3, 2007

Corning Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

New York	1-3247	16-0393470
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Riverfront Plaza, Corning, New York		14831
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	607-974-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 3, 2007, the Board of Directors of Corning Incorporated amended Article V of the Company's By-Laws to allow for the issuance of uncertificated shares. The Board of Directors adopted these amendments to comply with the New York Stock Exchange requirement that securities listed on the NYSE be eligible for direct registration by January 2008. The Direct Registration System allows investors to have shares registered in their own names by book-entry. Book-entry allows shares to be owned, recorded and transferred electronically on a system currently administered by The Depository Trust Company without issuance of physical stock certificates, which enables investors and broker-dealers to effect transactions without the risks and delays associated with transferring physical certificates. Investors retain other aspects of direct ownership such as voting rights. As amended, the By-Laws permit investors with shares registered in their names by book entry to obtain a certificate representing the shares by written request to the Company’s registrar or transfer agent. Prior to this amendment, the By-Laws were silent on the issuance of uncertificated shares.

The full text of the amendments to the By-Laws is filed as an Exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.2 Amendment to Article V of the By-Laws of the Company, effective October 3, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corning Incorporated

October 4, 2007	By:	Vincent P. Hatton

Name: Vincent P. Hatton
Title: Senior Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

3.2	Amendment